As filed with the Securities and Exchange Commission on March 15, 2004.
Registration Statement No. 333-
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Conexant Systems, Inc. (Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization) 100 Schulz Drive Red Bank, New Jersey (Address of Principal Executive Offices)	25-1799439 (I.R.S. Employer Identification No.) 07701 (Zip Code)

Conexant Systems, Inc. 2000 Non-Qualified Stock Plan (Full title of the plan)

DENNIS E. O'REILLY, ESQ.
Senior Vice President, Chief Legal Officer and Secretary
Conexant Systems, Inc.
4000 MacArthur Boulevard, West Tower
Newport Beach, California 92660-3095
(Name and address of agent for service)

(949) 483-4600 (Telephone number, including area code, of agent for service)

Copy to: PETER R. KOLYER, ESQ. Chadbourne & Parke LLP 30 Rockefeller Plaza New York, New York 10112 (212) 408-5100

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock, par value $.01 per share (including the associated Preferred Share Purchase Rights)	18,700,000 shares	$6.53	$122,111,000	$15,472

      (1)     The shares of Common Stock set forth in the Calculation of Registration Fee table and which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of the Registrant’s Common Stock as may be offered or issued as a result of any stock splits, stock dividends or similar events.

      (2)     Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on March 11, 2004, as reported on The Nasdaq Stock Market, Inc. National Market System.

Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act, the prospectus that is part of this Registration Statement will be used in connection with the offer and sale of Common Stock of the Registrant previously registered under the Registrant’s Registration Statements on Form S-8 (Registration Nos. 333-91347, 333-48224 and 333-54672).

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement hereby incorporates by reference the contents of the Registration Statements on Form S-8 (Registration Nos. 333-91347, 333-48224 and 333-54672) filed by the Company on November 19, 1999, October 19, 2000 and January 31, 2001, respectively, relating to the Conexant Systems, Inc. 2000 Non-Qualified Stock Plan, as amended from time to time (the “Plan”), except as expressly modified herein.

On February 27, 2004, a wholly-owned subsidiary of the Company merged with and into GlobespanVirata, Inc. (“GlobespanVirata”), with GlobespanVirata becoming a wholly-owned subsidiary of the Company (the “Merger”). In connection with the Merger, the shareowners of the Company approved the assumption and adoption of the GlobespanVirata, Inc. 1999 Equity Incentive Plan, the GlobespanVirata, Inc. 1999 Supplemental Stock Option Plan and the Amended and Restated GlobespanVirata, Inc. 1999 Stock Incentive Plan (collectively, the “GlobespanVirata Stock Plans”). The Company intends to use shares available for future grant under the GlobespanVirata Stock Plans and any shares that become available as a result of cancellations, forfeitures, lapses or other terminations of outstanding awards under the GlobespanVirata Stock Plans for post-Merger grants of options and other equity awards (after appropriate adjustment of the number of shares to reflect the Merger exchange ratio) by Conexant under the Plan. This registration statement registers 18,700,000 additional shares of Common Stock of Conexant Systems, Inc. available for future grant under the Plan as a result of the assumption and adoption of the GlobespanVirata Stock Plans and the Merger.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

                The following documents, which have been filed with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof:

(a)	Annual Report on Form 10-K of Conexant Systems, Inc. (the “Company”) for the year ended September 30, 2003;

(b)	Quarterly Report on Form 10-Q of the Company for the quarter ended December 31, 2003;

(c)	Current Report on Form 8-K of the Company dated March 12, 2004; and

(d)	The description of the Company’s Common Stock contained in Item 11 of the Company’s Registration Statement on Form 10, as amended (File No. 000-24923), including any amendment or report filed for the purpose of updating such description.

                All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this registration statement, except as so modified or superseded.

Item 8.    Exhibits.

4.1	Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3-a-1 to the Company’s Annual Report on Form 10-K for the year ended September 30, 2003, is incorporated herein by reference.

4.2	Amended By-Laws of the Company, filed as Exhibit 3.b to the Company’s Registration Statement on Form S-4 (Registration No. 333-111179), are incorporated herein by reference.
4.3	Specimen certificate for the Company’s Common Stock, par value $.01 per share, filed as Exhibit 4.3 to the Company’s Registration Statement on Form 10 (File No. 000-24923), is incorporated herein by reference.

II-1

4.4.1	Rights Agreement, dated as of November 30, 1998, by and between the Company and ChaseMellon Shareholder Services, L.L.C., as rights agent, filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-8 (Registration No. 333-68755), is incorporated herein by reference.

4.4.2	First Amendment to Rights Agreement, dated as of December 9, 1999, filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, is incorporated herein by reference.

4.5.1	Conexant Systems, Inc. 2000 Non-Qualified Stock Plan, as amended, filed as Exhibit 4.5 to the Company’s Registration Statement on Form S-8 (Registration No. 333-54672), is incorporated herein by reference.

4.5.2	Resolutions adopted by the Board of Directors of the Company on February 25, 2004 with respect to the use of shares available under certain GlobespanVirata, Inc. stock plans for future grants under the Company’s 2000 Non-Qualified Stock Plan.

5	Opinion of Chadbourne & Parke LLP as to the legality of any newly issued shares of Common Stock of the Company covered by this registration statement.
23.1	Consent of Deloitte & Touche LLP, independent auditors.
23.2	Consent of PricewaterhouseCoopers LLP, independent accountants.
23.3	Consent of Ernst & Young LLP, independent certified public accountants.
23.4	Consent of Chadbourne & Parke LLP, contained in its opinion filed as Exhibit 5 to this registration statement.
24	Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of the Company, filed as Exhibit 24 to the Company’s Registration Statement on Form S-8 (Registration No. 333-113395), are incorporated herein by reference.

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SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 15th day of March, 2004.

CONEXANT SYSTEMS, INC.
By	/s/ DENNIS E. O'REILLY (Dennis E. O'Reilly, Senior Vice President, Chief Legal Officer and Secretary)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 15th day of March, 2004 by the following persons in the capacities indicated:

Signature	Title
DWIGHT W. DECKER*	Chairman of the Board of Directors
ARMANDO GEDAY*	Chief Executive Officer (principal executive officer) and Director
DONALD R. BEALL*	Director
STEVEN J. BILODEAU*	Director
RALPH J. CICERONE*	Director
DIPANJAN DEB*	Director
F. CRAIG FARRILL*	Director
BALAKRISHNAN S. IYER*	Director
JOHN W. MARREN*	Director
D. SCOTT MERCER*	Director
JERRE L. STEAD*	Director
GIUSEPPE P. ZOCCO*	Director
J. SCOTT BLOUIN*	Senior Vice President and Chief Accounting Officer (principal accounting officer)
ROBERT MCMULLAN*	Senior Vice President and Chief Financial Officer (principal financial officer)
* By	/s/ DENNIS E. O'REILLY (Dennis E. O'Reilly, Attorney-in-fact)**
** By authority of the powers of attorney filed as Exhibit 24 to this Registration Statement. II-3 EXHIBIT INDEX

Exhibit Number		Page
4.5.2	Resolutions adopted by the Board of Directors of the Company on February 25, 2004 with respect to the use of shares available under certain GlobespanVirata, Inc. stock plans for future grants under the Company’s 2000 Non-Qualified Stock Plan.

5	Opinion of Chadbourne & Parke LLP as to the legality of any newly issued shares of Common Stock of the Company covered by this registration statement.
23.1	Consent of Deloitte & Touche LLP, independent auditors.
23.2	Consent of PricewaterhouseCoopers LLP, independent accountants.
23.3	Consent of Ernst & Young LLP, independent certified public accountants.
23.4	Consent of Chadbourne & Parke LLP, contained in its opinion filed as Exhibit 5 to this registration statement.